UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
February 13, 2020

Right On Brands, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada	45-1994478
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3235 Skyline Dr, Suite 127, Carrollton, TX 75006
(Address of principal executive offices)

(214) 736-7252

(Issuer’s telephone number)

_____________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On February 13, 2020, we received $100,000 in financing from Auctus Fund, LLC (“Auctus”) under a Convertible Promissory Note (the “Note”). The Note bears interest at a rate of twelve percent (12%) per year, and is due December 13, 2020. The Note is convertible to shares of our common stock at a price equal to the lesser of: (i) the lowest trading price for our common stock during the 20 trading days preceding the date of the Note; or (ii) 60% of the lowest trading price for our common stock during the 20 days preceding the conversion date. The conversion price may also be adjusted downward if, within the 3 days following the transmittal of a conversion notice, our common stock has a closing bid which is equal to or more than 5% less than the conversion price set forth in the conversion notice. Conversions by the noteholder are limited such that no conversion may be made to the extent that the shares held by the noteholder following the conversion would exceed 4.99% of our issued an outstanding common stock. Additional discounts to the conversion price and penalties will apply if certain events occur, including our failure to timely deliver conversion shares, if conversion shares are not deliverable by DWAC, or if our stock is subject to a DTC chill.

Further, we are required to conduct a reverse split of our common stock prior to the 179th day after the issue date of the Note. In the event this action is not timely taken, an additional 20% discount will be applied to the conversion price. In the event that we issue common stock, or securities convertible to common stock, at a price lower than the conversion price for the Note, the conversion price for the Note will be adjusted downward to match the more favorable price. In the event that any of our future financings feature terms more favorable than those contained in the Note, the more favorable terms may, at the option of the noteholder, be incorporated into the Note.

Any pre-payment of the Note will be subject to a 25% penalty during the 90 days following the issue date, and a 35% penalty during the 91st through the 180th day following the issue date. While the Note is outstanding, we may not borrow additional funds in an amount greater than $100,000 without the consent of Auctus. Further, we may not conduct any further capital raising transactions for 60 days following the issue date of the Note. Any cash proceeds we may receive upon completion of a future financing, asset sale, or other event must, at the option of Auctus, be applied toward repayment of the Note. For all shares of common stock issuable upon conversion of the Note, Auctus is entitled to “piggy-back” registration rights in connection with any future registration statement we may file.

The foregoing is a summary of the material terms of the Note. The Note contains additional covenants, terms, and conditions and should be reviewed in its entirety for additional information.

SECTION 9 – Financial Statements and Exhibits

Item 9.01
Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Convertible Promissory Note dated February 13, 2020

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Right On Brands, Inc.

Date: March 9, 2020	By:	/s/ Jerry Grisaffi
Jerry Grisaffi
Chief Executive Officer

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